Exhibit 99.2

MANUFACTURING AND SUPPLY AGREEMENT - AMENDMENT No. 1

THIS AGREEMENT is made the 5th day of March 2012

BETWEEN:

(1)	HORIZON PHARMA AG a company incorporated in accordance with the laws of Switzerland with its registered office at Kägenstrasse 17, CH-4153 Reinach, Switzerland (“Horizon”); and

(2)	MUNDIPHARMA MEDICAL COMPANY a partnership organised in accordance with the laws of Bermuda with Registered No. EC – 16260 and with its registered office at Canon’s Court, 22 Victoria Street, Hamilton, HM 12 Bermuda (“Mundipharma”).

RECITALS

(A)	The Principal and Distributor concluded a Manufacturing and Supply Agreement (“MSA”) on November 4, 2010 to have Horizon procure the manufacture of the Products and supply the same and have designated Mundipharma to purchase the Products from Horizon for distribution in accordance with the Exclusive Distribution Agreement (“EDA”) between Horizon and MICL concluded on November 4,2010 and amended on March 5, 2012.

(B)	The Principal and Distributor wish to amend the MSA to include additional territories.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	As used in this Agreement, capitalized words and expressions shall have the meanings defined in the MSA, provided that the following words and phrases shall have the following meanings: In this Agreement, the following terms shall have the following meanings:

“AMENDMENT”	means this Agreement between the Parties as set out and described herein.

1.2	Any reference in this AMENDMENT to “writing” or cognate expressions includes a reference to facsimile transmission.

1.3	The headings in this AMENDMENT are for convenience only and shall not affect its interpretation.

1.4	References to “persons” includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships.

1.5	Any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be amended, modified, consolidated or re-enacted.

2.	AMENDMENTS TO THE MSA

2.1	Schedule 1 of the MSA is amended to add the following additional countries:

“Mexico, Brazil, Argentina, Colombia, Venezuela, Peru, Chile, Ecuador, Dominican Republic, Guatemala, Costa Rica, Uruguay, Bolivia, Panama, Nicaragua, El Salvador and Honduras.”

In WITNESS WHEREOF the PARTIES hereto have caused this AMENDMENT to be executed in duplicate by their duly authorized officers as of the Commencement Date.

HORIZON PHARMA AG		MUNDIPHARMA MEDICAL COMPANY

By:	/s/ Robert W. Metz	By:	/s/ Douglas Dooherty
Name:	Robert W. Metz	Name:	Douglas Dooherty
Title:	Sr VP Global Business Ops	Title:	General Manager

HORIZON PHARMA AG

By:	/s/ Hans-Peter Zobel
Name:	Hans-Peter Zobel
Title:	General Manager Europe

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